                         [LETTERHEAD OF CLARKE AMERICAN]

December 16, 2005

Bob Leckie
1846 Fallow Run
San Antonio, TX 78248

Dear Bob:

I am pleased to extend this offer of employment to you for the position of Vice
President General Counsel, reporting to Chuck Dawson.

Your compensation package will include:

o    A starting base biweekly salary of $10,080.49 ($262,092.72/yr if annualized)

o    Vacation: You will be eligible for four weeks of vacation beginning in
     2006.

o    Bonus Plan: You are eligible to participate in the Company Bonus Plan with a maximum payout of 35% of base salary. This will be effective your first day of employment.

o    Eligibility for Vice President level benefits effective on the first day of your employment.

o    You will be eligible to participate in the Company benefits and Clarke
     American Financial Freedom Plan on your effective date with Clarke
     American.

o    Car allowance of $495.00 per month.

o    If Clarke American terminates your employment without cause, you will receive severance in accordance with company policy but no less than 52 weeks of your base salary and appropriate executive level outplacement assistance.

This letter shall not constitute, or be evidence of any agreement or understanding, expressed or implied, on the part of Clarke American to employ you for any definite period of time, nor shall it alter your status as an at-will employee of Clarke American.

This letter represents our entire offer of employment and is contingent upon receipt of, a voided check for direct deposit purposes, providing proper identification for I-9 purposes within three (3) business days of employment, completion of the standard non-competition agreement, standard confidentiality agreement, and an agreed upon employment date with Clarke American of not later than January 1, 2006.

If these provisions meet with your approval, please sign one original and return to me. Retain the other original for your records. We look forward to working with you and hope that you will accept our offer of employment. I believe that you can make a significant and lasting contribution to the future of our company, and just as importantly, I believe that you will thoroughly enjoy your career with Clarke American.

Sincerely,

/s/ Molly Daniels

Molly Daniels
Vice President, Human Resources
Enclosures:
Non-Compete Agreement
Confidentiality Agreement

           /s/ Bob Leckie                                       16 DEC 05
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ACCEPTED:  Bob Leckie                                     DATE: